UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2026

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 4, 2026 (the “Closing Date”), Core Scientific, Inc. (the “Company”) entered into a loan facility Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders party thereto from time to time (the “Lenders”) and Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent and collateral agent. The Credit Agreement provides for a senior secured loan facility (the “Term Loan Facility”) in an aggregate principal amount of $500.0 million. The Credit Agreement also provides for an accordion feature that allows the Company to request an increase in commitments under the Credit Agreement by up to an additional $500.0 million.
Subject to certain customary conditions, the Company may borrow funds available under the Term Loan Facility, in up to ten separate advances, during the period commencing on the Closing Date and ending on the date that is one business day prior to the Maturity Date (as defined below). The Company borrowed the full $500.0 million initially available under the Credit Agreement on March 5, 2026.
Proceeds of loans under the Term Loan Facility will be used (a) for general corporate purposes related to the development of data center assets, including, without limitation, equipment purchases and deposits, energy and commodity deposits, real property acquisition costs and deposits, and pre-development costs, but excluding the repayment of any indebtedness or making of any dividends or other distributions on the Company’s stock, and (b) to pay fees and expenses related to the Company’s entry into the Credit Agreement. The Term Loan Facility will mature, and all obligations thereunder will become due and payable, on the date that is 364 days after the Closing Date (the “Maturity Date”). Loans under the Term Loan Facility bear interest at a rate equal to term SOFR (subject to a 0% floor), plus an applicable margin of 2.50% per annum. Assuming all initial committed amounts are drawn under the Term Loan Facility, the Company would be required to pay up to $7.5 million in commitment and exit fees. In addition, the Company will owe to the Lenders delayed syndication fees if the Term Loan Facility remains outstanding at various points in time, commencing 106 days after the Closing Date.
The Company’s obligations under the Credit Agreement are guaranteed by certain direct or indirect, wholly owned material domestic subsidiaries of the Company (collectively, the “Guarantors”) and are secured by a first-priority lien on substantially all assets of the Company and the Guarantors.
The Credit Agreement requires commitments thereunder to be reduced, and loans to be prepaid, with, among others, and subject to customary exceptions, (a) 100% of the net cash proceeds of certain non-ordinary course asset sales by the Company or any of its subsidiaries, (b) 100% of any new debt for borrowed money incurred by the Company or any of its subsidiaries, (c) 100% of the net cash proceeds of casualty insurance or condemnation awards, and/or liquidated damages in connection with any suspension, delay or termination in the development of data center assets, received by the Company or any of its subsidiaries, (d) 100% of the actual cash proceeds of any equity raises completed by the Company and (e) 100% of any amounts received by the Company or any of its subsidiaries in respect of construction management fees, development fees, completion payments and incentive fees. In addition, the Company may prepay the loans under the Credit Agreement, and terminate the commitments thereunder, at any time at its option with no penalty or premium.
The Credit Agreement contains customary affirmative and negative covenants that are typical for facilities and transactions of this type and nature and that, among other things, restrict the Company and its subsidiaries’ ability to incur additional indebtedness, create liens, consolidate or merge, make acquisitions and other investments, guarantee obligations of third parties, make loans or advances, declare or pay certain dividends or distributions on the Company’s stock, redeem or repurchase shares of the Company stock, engage in transactions with affiliates and enter into agreements restricting the Company subsidiaries’ ability to pay dividends or dispose of assets. These covenants are subject to a number of qualifications and limitations set forth in the Credit Agreement.
The Credit Agreement provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its material subsidiaries.

The foregoing summary description of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On March 5, 2026, the Company issued a press release announcing that it entered into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

10.1
Delayed-Draw Bridge Credit Agreement, dated as of March 4, 2026, among Core Scientific, Inc., as borrower, the lenders party thereto from time to time, and Morgan Stanley Senior Fundings, Inc., as administrative agent and as collateral agent.

99.1	Press Release dated March 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: March 6, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer